UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SOTK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Item 7.01: Regulation FD Disclosure

On July 1, 2024, the Company posted a General Investor Presentation on its website https://www.sono-tek.com/about-us/investors/ which is attached as Exhibit 99.1 to this Report.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, Dr. Donald Mowbray, a current member of the Board of Directors of Sono-Tek Corporation (the “Company”) notified the Company that he will not stand for reelection to the Company’s Board at the Company’s 2024 Annual Meeting of Shareholders which is scheduled to be held on August 22, 2024. Dr. Mowbray’s current term as Director shall expire coincident with the Company’s 2024 Annual Meeting of Shareholders.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

99.1	General Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

July 1, 2024